SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   FORM 8-K/A
                               (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act


          Date of Report (Date of Earliest Reported): January 17, 2001


                        Advanced Technologies Group, LTD
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                       0-30987                 86-0987213
----------------------------          -----------              -------------
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)


                 40 Exchange Place 15th Floor New York, NY 10005
           -----------------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)


                                 (212) 624-1940
              ----------------------------------------------------
              (Registrant's Telephone Number, including Area Code)


                                SeventhCai, Inc.
             10245 East Via Linda, Suite 220, Scottsdale, AZ 85285
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT'S CERTYFYING ACCOUNTANT

Immediately upon the change of control of the company and because of said change of control, the company dismissed, Certified Public Accountants James C. Marshall, CPA, P.C., Scottsdale, Arizona as its principal accountants on January 17, 2001. The principal accountant's report on the financial statements for either of the past two years contained no adverse opinion or a disclaimer of opinion, nor was qualified nor modified as to uncertainty, audit scope, or accounting principles. The decision to change principal accountants of the company was approved by the Board of Directors of the company.

During the company's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing further to report under Item 304(a)(1) or (iv)(B) through (E).

The company, on January 17, 2001, engaged Brian Donahue CPA, Monmouth Beach, NJ as its principal accountant. Neither the Company nor anyone on its behalf has consulted Brian Donahue CPA., during the two most recent past fiscal years regarding any matter for which reporting is required under Regulation S-B, Item 304(a)(2)(i) or (ii) and the related instructions. The decision to engage Brian Donahue CPA. was approved by the Board of Directors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

          Pro Forma financial Statement of the merged Companies to be filed.

     (b)  EXHIBITS

          99.1  Letter from former Auditor.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 26, 2001                  Advanced Technologies Group, LTD


                                        By: /s/ Alexander Stelmak
                                            ------------------------------------
                                            Alexander Stelmak
                                        Its: President and CEO